Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 11, 2012 relating to the financial statements and financial statement schedule, which appears in Bazaarvoice’s Annual Report on Form 10-K for the year ended April 30, 2012.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

June 27, 2012